EXHIBIT 4.1.39

                                                                  EXECUTION COPY
                                                                          N491MC

                                                             as of July 27, 2004

To Each of the Persons Listed in
   ITEM 1 OF EXHIBIT A ATTACHED HERETO:

Re: One Boeing Model 747-47UF Aircraft Bearing United Kingdom Registration Mark G-GSSB (formerly bearing United States registration mark N491MC)

                              RESTRUCTURE AGREEMENT

Ladies and Gentlemen:

      On January 30, 2004 (the "PETITION DATE"), Atlas Air, Inc., a Delaware corporation (the "COMPANY"), filed a voluntary petition for relief (the "BANKRUPTCY FILING") under Chapter 11 of the United States Bankruptcy Code (the "CODE") with the United States Bankruptcy Court for the Southern District of Florida, Miami Division (the "BANKRUPTCY COURT"). On April 19, 2004, the Company filed the Company's Plan of Reorganization (as such plan may be amended from time to time, the "PLAN OF REORGANIZATION") with the Bankruptcy Court, and on July 16, 2004, the Bankruptcy Court entered an order pursuant to Section 1129 of the Code confirming the Plan of Reorganization (the "CONFIRMATION ORDER").

      The Company and each of the other parties listed in Item 1 of Exhibit A (each such other party, a "TRANSACTION PARTY" and, collectively, the "TRANSACTION PARTIES") have agreed, as authorized pursuant to the Plan of Reorganization, to certain amendments to the documents listed in Item 2 of Exhibit A (collectively, the "EXISTING DOCUMENTS") entered into with respect to the lease and financing of the aircraft described in Item 3 of Exhibit A (together with the engines and other property subject to such lease and financing, the "AIRCRAFT"). Any Transaction Party that is a trustee shall be deemed to enter into this Agreement (as defined below) solely in its trustee capacity and not in its individual capacity.

      This Restructure Agreement (together with all exhibits hereto collectively, this "AGREEMENT") is being executed and delivered simultaneously with the Plan of Reorganization taking effect.

      Capitalized terms used herein without definition have the respective meanings specified in the Existing Documents; references to an "Exhibit" are, unless otherwise specified, to an Exhibit to this Agreement.

      The Company and each of the Transaction Parties hereby agree as follows:

SECTION 1. AMENDMENT TO EXISTING DOCUMENTS.

      The Existing Documents shall be amended as set forth below, effective on the date on which all of the conditions set forth in Section 6 hereof are satisfied or waived by the applicable party (the "EFFECTIVE DATE").

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      (a)   AMENDMENTS TO LEASE

      The Lease (as defined in Item 2(c) of Exhibit A) shall be amended in the form attached hereto as Exhibit B (the "AMENDMENT NO. 1 TO LEASE AGREEMENT").

      (b)   AMENDMENTS TO MORTGAGE

      The Mortgage (as defined in Item 1(b) of Exhibit A) shall be amended in the form attached hereto as Exhibit C (the "TRUST INDENTURE AND MORTGAGE SUPPLEMENT NO. 3").

      (c)   AMENDMENTS TO CLASS A TRUST AGREEMENT

      The Class A Trust Agreement (as defined in Item 1(c) of Exhibit A) shall be amended in the form attached hereto as Exhibit D (the "PASS THROUGH TRUST AGREEMENT SUPPLEMENT").

      (d)   AMENDMENTS TO CLASS A EQUIPMENT NOTE

      The Class A Equipment Note (as defined in Item 2(d) of Exhibit A) shall be amended in the form attached hereto as Exhibit E (the "CLASS A EQUIPMENT NOTE ALLONGE").

      (e)   AMENDMENTS TO CLASS B EQUIPMENT NOTE

      The Class B Equipment Note (as defined in Item 2(e) of Exhibit A) shall be amended in the form attached hereto as Exhibit F (the "CLASS B EQUIPMENT NOTE ALLONGE").

      (f)   AMENDMENTS TO CLASS C EQUIPMENT NOTE

      The Class C Equipment Note (as defined in Item 2(f) of Exhibit A) shall be amended in the form attached hereto as Exhibit G (the "CLASS C EQUIPMENT NOTE ALLONGE").

      (g) NO AMENDMENT TO INTERCREDITOR AGREEMENT. Notwithstanding anything to the contrary contained herein or in any other document related hereto or the transactions contemplated hereby, neither this Agreement nor any such other document (1) is intended as, or shall be construed to effect, an amendment, modification or supplement to the Intercreditor Agreement (as defined in Item 1(e) of Exhibit A), or (2) shall be deemed to constitute any waiver of, or otherwise affect, any of the provisions thereof.

SECTION 2. EETC AMENDMENT FEE CONSIDERATION.

      On or before the date that this Agreement is executed by the Company and the Transaction Parties and all conditions in Section 6 hereof (other than the conditions in Sections 6(c) and (u)) have been satisfied (the "Execution Date"), the Company shall pay, as Supplemental Rent under the Lease, an amount (the "EETC AMENDMENT FEE CONSIDERATION") based upon the amount of any amendment fee consideration (which shall not include any reasonable and customary work or agent fee paid to Deutsche Bank or any other administrative agent or similar agent but not paid to or for the benefit of the creditors for which such agent acts) being paid or delivered, in the aggregate, to any Other Creditor (as defined in Section 6(j) below) in connection with the restructuring of its credit and lease facilities pursuant to the Plan of

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Reorganization (the "OTHER CREDITOR AMENDMENT FEE CONSIDERATION"). Amounts
payable pursuant to the preceding sentence shall be paid to the Mortgagee (as defined in Item 1(b) of Exhibit A), as assignee of the Owner Trustee (as defined in Item 1(a) of Exhibit A) pursuant to the Mortgage of the right to receive such payment under the Lease, for distribution to the Subordination Agent (as defined in Item 1(e) of Exhibit A) as holder of the Class A Equipment Note, Class B Equipment Note and Class C Equipment Note. All EETC Amendment Fee Consideration shall be applied in accordance with the terms of the Mortgage, as if the amendments thereof referenced in the Trust Indenture and Mortgage Supplement No. 3 had taken effect on the Execution Date even though the Effective Date has not occurred. The EETC Amendment Fee Consideration shall be of the same type as the Other Creditor Amendment Fee Consideration, and the EETC Amendment Fee Consideration shall be in the same proportion to the outstanding principal amount of the Class A Equipment Note as of the Execution Date as the proportion that the Other Creditor Amendment Fee Consideration bears to the outstanding debt or lease payments owed to (or commitment of) such Other Creditor as of the Execution Date. It is agreed that neither the consideration being provided to the unsecured creditors of Polar Air Cargo, Inc. ("POLAR") pursuant to the Plan of Reorganization nor the equity consideration being provided to the Company's senior bank lenders led by Deutsche Bank Trust Company Americas (collectively, the "BANK LENDERS") and to General Electric Capital Aviation Services and its Affiliates (collectively, "GECAS") pursuant to the Plan of Reorganization in amounts not exceeding 2.5% and 5%, respectively, on a fully diluted basis, of the common stock of Atlas Air Worldwide Holdings, Inc. (the "PARENT"), constitutes Other Creditor Amendment Fee Consideration for purposes hereof and no consideration shall be required to be granted pursuant to this Section 2 as a result thereof.

SECTION 3. INSTRUCTIONS.

      To the extent required under the Existing Documents, each of the Company and the Transaction Parties hereby requests, instructs and/or directs any Transaction Party acting on its behalf as an owner trustee, indenture trustee or other trustee or agent to execute and deliver this Agreement (and, as and when provided in Section 22 hereof, the Lien Subordination Agreement (as defined in Section 22)). The Class A Trustee (as defined in Item 1(c) of Exhibit A) is the Controlling Party (as defined in the Intercreditor Agreement) and as such, having received an appropriate direction from a majority in interest of the Fractional Undivided Interests (as defined in the Class A Trust Agreement) in the Class A Trust (a "DIRECTION"), hereby directs the Subordination Agent and the Mortgagee (or, to the extent necessary under the Intercreditor Agreement, hereby directs the Subordination Agent to direct the Mortgagee) to execute this Agreement (and, as and when provided in Section 22 hereof, the Lien Subordination Agreement) and comply with all of the agreements contained herein (and, if applicable, in the Lien Subordination Agreement) to consummate the transactions contemplated hereby.

SECTION 4. RESERVED.

SECTION 5. WAIVER OF LEASE EVENTS OF DEFAULT AND INDENTURE EVENTS OF DEFAULT.

      On the Effective Date, all Lease Events of Default and Indenture Events of Default (as such terms are defined in the Lease) that occurred prior to the Execution Date shall be waived as of the Execution Date, except to the extent that any such Lease Events of Default or Indenture

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Events of Default occur again after the Execution Date (after giving effect to the amendments to the Existing Documents referenced herein). For the avoidance of doubt, the foregoing waiver does not extend to (a) any failure by the Company to pay as and when due Basic Rent, Supplemental Rent or any other obligation under the Lease after giving effect to Amendment No. 1 to Lease Agreement, including without limitation, any failure by the Company to pay the amounts required to be paid pursuant to Section 19 of the Lease as added by Amendment No. 1 to Lease Agreement, (b) any failure by the Company to deliver financial statements as provided in Section 8.2.1 of the Lease after giving effect to Amendment No. 1 to Lease Agreement, (c) any event or circumstance that constitutes a Lease Event of Default or Indenture Event of Default after giving effect to the amendments to the Existing Documents referenced herein if such event or circumstance continues to exist after the Execution Date or (d) any other obligation of the Company to indemnify any Transaction Party (in its individual or trust capacity).

SECTION 6. CONDITIONS TO EFFECTIVENESS OF AMENDMENTS.

      The effectiveness of the amendments to the Existing Documents referenced herein shall, subject to Section 20 hereof, be subject to the following conditions being satisfied or waived, by the applicable party:

      (a) This Agreement and each of the documents referred to in Sections 6(b), (d), (f), (h) and (i) shall have been duly authorized, executed and delivered by each of the parties named on the signature pages hereof or thereof, as applicable.

      (b) Each of the Class A Trustee, Bingham McCutchen LLP, in its capacity as counsel (in such capacity, "BINGHAM") to certain of the A Holders (as defined in Item 4 of Exhibit A) and the Mortgagee shall have received (i) copies of duly executed maintenance contracts with respect to the Aircraft, which shall be in the forms of Exhibit H (collectively, the "MAINTENANCE CONTRACTS"), and (ii) an original duly executed Assignment of the Maintenance Contracts from the Company, which shall be in the forms of Exhibit I (collectively, the "MAINTENANCE CONTRACTS ASSIGNMENTS").

      (c) Either (i) the Company shall have obtained and delivered to the Class A Trustee, the Subordination Agent, the Mortgagee and Bingham, on or before the Execution Date, the consent of each Liquidity Provider (as defined in the Intercreditor Agreement and each of the intercreditor agreements executed in connection with the lease and financing of the Other Aircraft (as defined in Amendment No. 1 to Lease Agreement)) to the amendments to the Existing Documents referenced herein and to the amendments to the documents referenced in certain other restructure agreements executed on the Execution Date in connection with the lease and financing of the Other Aircraft (collectively, the "OTHER AIRCRAFT AMENDMENTS"), as applicable, whose Liquidity Facility (as defined in the Intercreditor Agreement and each of the intercreditor agreements executed in connection with the lease and financing of the Other Aircraft) is still in effect or to whom any Liquidity Obligations (as defined in the Intercreditor Agreement and each of the intercreditor agreements executed in connection with the lease and financing of the Other Aircraft) are still owing, or (ii) with respect to any such consent not obtained or delivered prior to the Execution Date, the Company and Bingham shall have received from the Subordination Agent and each of the subordination agents with respect to each of the Other Aircraft
(A) a copy of a written statement from each Liquidity Provider who was not

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paid in full prior to the Execution Date as to the aggregate amount then owed to such Liquidity Provider, and (B) a written statement from the Subordination
Agent stating that the amounts set forth in such written statement from each Liquidity Provider as to the amounts then owed to each such Liquidity Provider have been paid in full by the Subordination Agent (collectively, the "SECTION 6(c) STATEMENTS") (which Section 6(c) Statements the Subordination Agent is hereby authorized by the Company and the Class A Trustee to deliver (which authorization can be revoked only by an instrument in writing signed by each of such parties), and which Section 6(c) Statements the Subordination Agent agrees to deliver, within three (3) Business Days of the date of its payment of such remaining amounts). It is understood that the Subordination Agent, in delivering the written statement referred to in clause (ii)(B) of the preceding sentence, will not be stating that all amounts that may be or become owed to a Liquidity Provider have been paid in full, but rather that the Subordination Agent has paid to each Liquidity Provider the full amount that, as of the date of a statement received from such Liquidity Provider, was stated by the Liquidity Provider to be owed to the Liquidity Provider at such time.

      (d) Each of the Class A Trustee, Bingham and the Mortgagee shall have received (i) an original duly executed security agreement from the Company, which shall be in the form of Exhibit J (the "COMPANY SECURITY AGREEMENT"), (ii) copies of UCC-1 financing statements (collectively, the "COMPANY FINANCING STATEMENTS") covering the property described in the Company Security Agreement and the Maintenance Contracts Assignments (collectively, the "ADDITIONAL COMPANY COLLATERAL"), by the Company, as debtor, showing the Mortgagee as assignee secured party, which Company Financing Statements Bingham is hereby authorized to promptly file on and after the Effective Date in each jurisdiction that is necessary to perfect the Mortgagee's lien on the Additional Company Collateral, and (iii) an opinion of counsel to Company in the form of Exhibit K.

      (e) Each of the Class A Trustee and Bingham shall have received copies of the Company's Certificate of Incorporation and By-laws, together with such other documents as the Class A Trustee and Bingham may reasonably request from the Company in order to establish the consummation of the transactions contemplated by this Agreement, all of the foregoing to be in form and substance sufficient for the transactions contemplated by this Agreement to be duly authorized by the Company and for the obligations of the Company therein to be enforceable in accordance with their terms.

      (f) Each of the Class A Trustee, Bingham and the Mortgagee shall have received (i) an original duty executed guaranty agreement from each of the Parent and Polar, which shall be in the forms of Exhibits L-1 and L-2 (collectively, the "GUARANTEES"), (ii) an original duly executed security agreement from each of the Parent and Polar, which shall be in the forms of Exhibits M-1 and M-2 (collectively, the "GUARANTOR SECURITY AGREEMENTS"), (iii) copies of UCC-1 financing statements (collectively, the "GUARANTOR FINANCING STATEMENTS") covering the property described in the Guarantor Security Agreements (the "GUARANTOR COLLATERAL"), by the Parent and Polar, as applicable, as debtor, showing the Mortgagee as assignee secured party, which Guarantor Financing Statements Bingham is hereby authorized to promptly file on and after the Effective Date in each jurisdiction that is necessary to perfect the Mortgagee's lien on the Guarantor Collateral, and (iv) opinions of counsel to the Parent and Polar in the form of Exhibit N.

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      (g)   Each of the Class A Trustee and Bingham shall have received from the Parent and Polar copies of the Parent's and Polar's respective Certificates of Incorporation and By-laws, together with such other documents as the Class A Trustee and Bingham may reasonably request from the Parent and Polar in order to establish the consummation of the transactions contemplated by this Agreement, all of the foregoing to be in form and substance sufficient for the transactions contemplated by this Agreement to be duly authorized by the Parent and Polar and for the obligations of Parent and Polar therein to be enforceable in accordance with their terms.

      (h) Each of the Class A Trustee and Bingham shall have received a copy of a fully-executed intercreditor agreement relating to the Additional Company Collateral and the Guarantor Collateral, which shall be in the form of Exhibit O.

      (i) Each of the Class A Trustee, the Subordination Agent, Bingham, the Mortgagee and the Company shall have received (i) an original copy of the Amendment No. 1 to Lease Agreement, executed by the Owner Trustee and the Company, (ii) an original copy of the Trust Indenture and Mortgage Supplement No. 3, executed by the Owner Trustee and the Mortgagee, (iii) a copy (except in the case of the Subordination Agent, an original) of the Class A Equipment Note Allonge, executed by the Owner Trustee and the Subordination Agent and authenticated by the Mortgagee, (iv) a copy (except in the case of the Subordination Agent, an original) of the Class B Equipment Note Allonge, executed by the Owner Trustee and the Subordination Agent and authenticated by the Mortgagee, (v) a copy (except in the case of the Subordination Agent, an original) of the Class C Equipment Note Allonge, executed by the Owner Trustee and the Subordination Agent and authenticated by the Mortgagee, and (vi) a copy of the Pass Through Trust Agreement Supplement, executed by the Company and the Class A Trustee (collectively, together with the Maintenance Contracts Assignments and the Company Security Agreement, the "OTHER RESTRUCTURE AGREEMENTS").

      (j) The terms and conditions included in this Agreement and the Other Restructure Agreements, including without limitation payment terms, fees, consideration, covenants, collateral, credit support, maintenance requirements, and return conditions, shall be no less favorable to the A Holders than the terms and conditions included in the definitive amendments (collectively, the "OTHER CREDITOR AMENDMENTS") entered into pursuant to the Plan of Reorganization with GECAS, any of the Bank Lenders, any Other Aircraft Creditor (as defined below), and any other creditor in connection with the restructuring of its lease or debt obligations pursuant to the Plan of Reorganization (each of GECAS, any of the Bank Lenders, any Other Aircraft Creditor and any such other creditor, an "OTHER CREDITOR"), taking all relevant facts and circumstances into account. As used herein, "Other Aircraft Creditor" means any lessor, trustee, holder of any indebtedness or obligations of the Company, or other type of creditor under any lease, indenture, mortgage, contract or other agreement with respect to any aircraft leased, owned or used by the Company, including without limitation, any 747-400 Aircraft Creditor (as defined below). No lessor, trustee, holder of any indebtedness or obligations of the Company, or other type of creditor (each, a "747-400 AIRCRAFT CREDITOR") under any Other Creditor Amendments (other than the amendments entered into with respect to the lease and financing of the Other Aircraft) or any lease, indenture, mortgage, contract or other agreement to which the Company and such 747-400 Aircraft Creditor are parties entered into prior to, on or after the Petition Date (each, a "747-400 Aircraft Agreement") (other than any 747-400 Aircraft Agreement with

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respect to the lease and financing of the Other Aircraft) with respect to any
747-400 aircraft leased, owned or used by the Company (each, a "747-400 AIRCRAFT") shall be entitled to receive in any month (or may, upon the satisfaction of one or more conditions become entitled to receive in any month), with respect to any of such 747-400 Aircraft Creditor's 747-400 Aircraft, rent or other payments or assets (excluding the consideration described in the last sentence of Section 2 and excluding amounts payable due to acceleration after a default that occurs after the Execution Date) from or on behalf of the Company or any Affiliate of the Company after March 19, 2003 and prior to the scheduled payment in full of the Class C Equipment Note (as amended by the Class C Equipment Note Allonge) in an amount or having an aggregate value that is in excess of $725,000 prior to February, 2008 or $830,000 after January, 2008 (except that (A) with respect to payments to GECAS with respect to one aircraft that the Company dry leases (which aircraft was previously identified by the Company to Bingham) at non-restructured rates through May 31, 2005, GECAS receives 50% of excess of any dry lease rent that the Company receives above $775,000, (B) certain of such 747-400 Aircraft Creditors received more than $725,000 during certain months between March, 2003 and October, 2003, but, subject to clause (C) below in this paragraph, none of the 747-400 Aircraft Creditors received more than an average of $725,000 per month during such months (i.e. subject to the effect of clause (C) below in this paragraph, none of them received more than $5,800,000 in the aggregate with respect to any 747-400 Aircraft during the months of March, 2003 through October, 2003, inclusive), and
(C) with respect to any payments to 747-400 Aircraft Creditors that were made during March or April, 2003 and that included amounts that were allocable to days before March 20, 2003 and days after March 19, 2000 (or just to days prior to March 20, 2003), the condition set forth in this subsection (j) does not relate to the portion of any such payment in March or April, 2003 that was allocable to days prior to March 20, 2003, but rather is a condition that no more than an average of $24,166.67 per day was allocable with respect to any aircraft to the days after March 19, 2003. No 747-400 Aircraft Creditor under any 747-400 Aircraft Agreement (other than the amendments entered into with respect to the lease and financing of the Other Aircraft) shall be entitled to receive, with respect to such 747-400 Aircraft Creditor's fleet of 747-400 Aircraft, total rent or other payments from or on behalf of the Company or any Affiliate of the Company in excess of the total amount that such 747-400 Aircraft Creditor was entitled to receive pursuant to any 747-400 Aircraft Agreement in effect prior to April 1, 2003. Bingham shall have received true and complete copies of the Other Creditor Amendments (other than those entered into with any Other Aircraft Creditor (other than any of the Bank Lenders) with respect to the 747-200 aircraft leased, owned or used by the Company (each, a "747-200 AIRCRAFT")) and copies of each 747-400 Aircraft Agreement (other than the rent, termination value and stipulated loss value schedules initially entered into and superceded in their entirety by the schedules received by Bingham, and other than those agreements listed in Item 5 of Exhibit A (the documents listed in Item 5 of Exhibit A being referred to as the "CONFIDENTIAL OTHER CREDITOR DOCUMENTS")).

      (k) A majority of the board of directors immediately following the effective date stated in the Plan of Reorganization shall have been designated by the unsecured bondholders and other unsecured creditors of the Company pursuant to the Plan of Reorganization for terms of not longer than one year, and thereafter the Company's board of directors is to be elected by the shareholders of the Company generally in accordance with applicable law.

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      (l) The Company and the Mortgagee shall have delivered to Crowe & Dunlevy in escrow, pursuant to a letter from each in the form of Exhibit 6(1), Amendment No. 1 to Lease Agreement and the Trust Indenture and Mortgage Supplement No. 3.

      (m) On the Execution Date, no defaults or events of default under the Operative Agreements (including without limitation no Lease Event of Default or Indenture Event of Default) shall have occurred and be continuing as determined as if the waiver contained in Section 5 hereof and the amendments referenced herein had taken effect on the Execution Date even though the Effective Date has not occurred.

      (n) The Confirmation Order shall he final and unstayed.

      (o) The Plan of Reorganization shall have become effective simultaneously with the Execution Date.

      (p) The Mortgagee shall have received any EETC Amendment Fee Consideration as and when set forth in Section 2 hereof.

      (q) The Transaction Costs and Expenses (as defined below) due on the Execution Date shall have been paid as set forth in Section 9 hereof.

      (r) The Class A Trustee shall have received a Direction authorizing the Class A Trustee to enter into this Agreement and to consummate, or instruct the Subordination Agent and/or the Mortgagee to consummate, the transactions contemplated hereby, and the Company shall have delivered all opinions of counsel and officers' certificates required under the Class A Trust Agreement. The Class A Trustee shall have advised the Company or its counsel, and Bingham, in writing of the receipt of such Direction.

      (s) The Plan of Reorganization as confirmed by the Confirmation Order shall be reasonably acceptable to the Class A Trustee.

      (t) There shall have occurred no "Event of Default" under the Stipulation, Agreement and Order providing for Section 1110(b) Extensions Regarding Boeing 747-400 Aircraft, Tail Number N491MC.

      (u) The Company shall have delivered to the Class A Trustee and Bingham a fully-executed assignment and assumption agreement in the form of Exhibit 6(u) for each of the aircraft bearing U.S. registration marks N493MC and N496MC and U.K. registration mark G-GSSB (formerly U.S. registration mark N491MC) (collectively, the "EXHIBIT 6(u) AGREEMENTS"), pursuant to which the Company has exercised its option to purchase the entire owner participant interest with respect to the aircraft bearing U.S. registration marks N493MC and N496MC and U.K. registration mark G-GSSB (formerly U.S. registration mark N491MC), and the Company or an Affiliate of the Company shall own all of such owner participant interests.

      (v) The Company shall have paid all amounts required to be paid to or for the benefit of the Pass Through Trustees of the Class B Pass Through Trust and Class C Pass Through Trust (collectively, the "CLASS B AND C TRUSTEES") pursuant to a settlement agreement among the

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Company, the Class B and C Trustees and others pursuant to which the Class B and
C Trustees agree to withdraw their objections to the Plan and the amendments referenced herein.

      (w) Wilmington Trust Company shall have received from the Company and its affiliated debtors an original duly executed agreement providing for Wilmington Trust Company's compensation and indemnification, which shall be in form and substance satisfactory to the Mortgagee, the Subordination Agent and the Class A Trustee.

      (x) The condition specified in Section 6(k) is for the sole benefit of the Class A Trustee and may be waived, in whole or in part and with or without condition, in any such case, in writing by the Class A Trustee (after the Class A Trustee has received a Direction to do so).

      (y) The conditions specified in Sections 6(b), (d), (f) and (l) are for the sole benefit of the Mortgagee and the Class A Trustee and may be waived, in whole or in part and with or without condition, in any such case, in writing by the Mortgagee and the Class A Trustee (after the Class A Trustee has received a Direction to do so).

      (z) The conditions specified in Sections 6(c), (e), (g), (h), (j), (m),
(n), (o), (s), (t) and (v) are for the sole benefit of the Class A Trustee and may be waived, in whole or in part and with or without condition, in any such case, in writing by the Class A Trustee (after the Class A Trustee has received a Direction to do so).

      (aa) The conditions specified in Sections 6(a), (i) and (r) are for the sole benefit of the Class A Trustee and the Company and may be waived, in whole or in part and with or without condition, in any such case, in writing by the Class A Trustee (after the Class A Trustee has received a Direction to do so) and the Company.

      (bb) The condition specified in Section 6(w) is for the sole benefit of the Mortgagee, the Subordination Agent and the Class A Trustee and may be waived, in whole or in part and with or without condition, in any such case, in writing by the Mortgagee, the Subordination Agent and the Class A Trustee.

      The execution and delivery of this Agreement by the Company and the Transaction Parties shall constitute confirmation that the conditions to effectiveness specified in this Section 6, with the exception of the conditions specified in clauses (c) and (u), have been satisfied or waived. It is understood that the preceding sentence does not constitute a waiver of the requirement that the Company comply with its obligations under this Agreement and the Operative Agreements (as if the amendments referenced herein had taken effect on the Execution Date even though the Effective Date has not occurred and, after the Effective Date, as amended by the amendments referenced herein) (including without limitation the requirement to pay any EETC Amendment Fee Consideration as and when set forth herein, and the requirement that the representations and warranties specified in Section 7(a)(x), (xi), (xii), (xiii) and (xv) be true and accurate in all material respects), and that, subject to and as affected by Section 20 hereof (including the forbearance provided for therein), each of the Transaction Parties reserves all of its rights and remedies with respect to any failure by the Company to comply with its obligations herein and in the Operative Agreements (as if the amendments referenced herein had taken effect on the Execution Date even though the Effective Date has not occurred and, after the Effective

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Date, as amended by the amendments referenced herein) (except for any Lease
Event of Default or Indenture Event of Default if and when waived pursuant to
Section 5 hereof).

SECTION 7. REPRESENTATIONS AND WARRANTIES.

      (a) The Company represents and warrants that as of the Execution Date and the Effective Date:

            (i) the Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and the other Lessee Operative Agreements. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to the Company;

            (ii) the Company is a Citizen of the United States and a U.S. Air Carrier;

            (iii) the Company is not in default under, or in violation of, any Law applicable to the Company or to which the Company is subject, the violation of which would give rise to a Material Adverse Change to the Company, except as has been disclosed by the Company in its public filings with the Securities and Exchange Commission and in its Disclosure Statement filed in connection with the Plan of Reorganization;

            (iv) the Company holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize the Company to lawfully engage in air transportation and to carry on commercial air cargo service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to the Company;

            (v) the Company has the corporate power and authority to enter into and perform its obligations under this Agreement and each of the Other Restructure Agreements to which the Company is a party;

            (vi) the execution, delivery and performance by the Company of this Agreement and the Other Restructure Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any lessor, trustee or holder of any indebtedness or obligations of the Company (other than the approval or consent of the Mortgagee, the Subordination Agent, the Liquidity Providers, the Class A Trustee, the Class B Trustee (as defined in the Intercreditor Agreement) and the Class C Trustee (as defined in the Intercreditor Agreement)), except such as have been duly obtained and are in full force and effect, and do not contravene or conflict with any law, governmental rule, regulation, judgment or order binding on the Company or the organizational documents of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted in the Lease or the other Lessee Operative Agreements) upon the Aircraft or property of the Company under, any indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties are bound;

            (vii) neither the execution and delivery by the Company of this Agreement or any of the Other Restructure Agreements to which the Company is a party, the performance by. the Company of its obligations hereunder or thereunder, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, or the recording or filing of any consent with any Federal, state or foreign governmental authority or agency, or any other Person, except for (A) such consents, approvals, notices, registrations and actions as have already been obtained, given, made or completed and are in full force and effect,
      (B) the filing of Amendment No. 1 to Lease Agreement and the Trust Indenture and Mortgage Supplement No. 3 with the FAA, (C) the filing of the Company Financing Statements and the Guarantor Financing Statements (and continuation statement periodically), and (D) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it;

            (viii) each of this Agreement and the Other Restructure Agreements to which the Company is a party have been duly authorized, executed and delivered by the Company and, assuming that each party (other than the Company) to this Agreement and each of the Other Restructure Agreements to which the Company is a party has duly executed and delivered this Agreement and each of the Other Restructure Agreements to which the Company is a party, each of this Agreement and the other Lessee Operative Agreements (as amended by this Agreement and the Other Restructure Agreements) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may he limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

            (ix) the Company has no defense, counterclaim, right of recoupment or offset to or with respect to any of its obligations under the Lease or any of the other Existing Documents to which it is a party;

            (x) no 747-400 Aircraft Creditor under any Other Creditor Amendments (other than the amendments entered into with respect to the lease and financing of the Other Aircraft) or any 747-400 Aircraft Agreement (other than any 747-400 Aircraft Agreement with respect to the lease and financing of the Other Aircraft) is entitled to receive in any month (or may, upon the satisfaction of one or more conditions become entitled to receive in any month), with respect to any of such 747-400 Aircraft Creditor's 747-400 Aircraft, rent or other payments or assets (excluding the consideration described in the last sentence of Section 2 and excluding amounts payable due to acceleration after a default that occurs after the Execution Date) from or on behalf of the Company or any Affiliate of the Company after March 19,2003 and prior to the scheduled payment in full of the Class C Equipment Note (as amended by the Class C Equipment Note Allonge) in an amount or having an aggregate value that is in excess of $725,000 prior to February, 2008 or $830,000 after January, 2008 (except (A) with respect to payments to GECAS with respect to one aircraft that the Company dry leases (which aircraft was previously identified by the Company to Bingham) at non-restructured rates through May 31, 2005 pursuant to which GECAS receives 50% of excess of any dry lease rent that the Company receives above $775,000, and (B) certain of such 747-400 Aircraft Creditors received more than $725,000 during certain months between March, 2003 and October, 2003, but, subject to clause (C) below in this paragraph, none of the 747-400 Aircraft Creditors received more than an average of $725,000 per month during such months (i.e. subject to the effect of clause (C) below in this paragraph, none of them received more than $5,800,000 in the aggregate with respect to any 747-400 Aircraft during the months of March, 2003 through October, 2003, inclusive), and
      (C) with respect to any payments to 747-400 Aircraft Creditors that were nude during March or April, 2003 and that included amounts that were allocable to days before March 20, 2003 and days after March 19, 2003 (or just to days prior to March 20, 2003) the representation set forth in this clause (x) does not relate to the portion of any such payment in March or April, 2003 that was allocable to days prior to March 20,2003, but rather is a condition that no more than an average of $24,166.67 per day was allocable with respect to any aircraft to the days after March 19, 2003);

            (xi) none of the Other Creditor Amendments with respect to 747-400 Aircraft contain agreements or obligations of the Company or any of its Affiliates with respect to (1) the maintenance of any such 747-400 Aircraft that are more favorable to the creditor or lessor or more burdensome on the Company or any of its Affiliates than the maintenance provisions in Amendment No. 1 to Lease Agreement, or (2) the conditions under which any such 747-400 shall be returned to such creditor or lessor that are more favorable to the creditor or lessor or more burdensome on the Company or any of its Affiliates than the return provisions in Amendment No. 1 to Lease Agreement;

            (xii) no 747-400 Aircraft Creditor under any 747-400 Aircraft Agreement (other than the amendments entered into with respect to the lease and financing of the Other Aircraft) is entitled to receive, with respect to such 747-400 Aircraft Creditor's fleet of 747-400 Aircraft, total rent or other payments from or on behalf of the Company or any Affiliate of the Company in excess of the total amount that such 747-400 Aircraft Creditor was entitled to receive pursuant to any 747-400 Aircraft Agreement in effect prior to April 1, 2003;

            (xiii) Bingham has received true and complete copies of all Other Creditor Amendments with respect to 747-400 Aircraft and with respect to a lease, indenture, mortgage, contract or other agreement to which the Company and the Bank Lenders are parties with respect to 747-200 Aircraft, and true and complete copies of each 747-400 Aircraft Agreement (other than the rent, termination value and stipulated loss value schedules initially entered into and superceded in their entirety by the schedules received by Bingham, and other than the Confidential Other Creditor Documents), which such Other Creditor Amendments and 747-400 Aircraft Agreements are listed in Item G of Exhibit A (the documents listed in Item 6 of Exhibit A being referred to as the "DISCLOSED OTHER CREDITOR DOCUMENTS");

            (xiv) to the Company's knowledge, no Lease Events of Default have occurred and are continuing as of the Execution Date (and no condition or event has occurred and is continuing as of the date of this Agreement and as of the Execution Date which but for the giving of notice or passage of time or both would constitute a Lease Event of Default) except as described on Exhibit P (for purposes of this clause (xiv), the actual knowledge of each executive officer (and each other officer with responsibility in relation to any of the Operative Agreements and any other person determining senior management policies or exercising executive responsibilities) of the Company will be deemed to constitute knowledge by the Company of such a condition or event, but the Company will not otherwise be deemed to have knowledge of such a condition or event; and

            (xv) the terms and conditions included in the definitive amendments entered into pursuant to the Plan of Reorganization with any Other Aircraft Creditor with respect to any 747-200 Aircraft are no more favorable to the Other Aircraft Creditor than any similar terms and conditions included in the definitive amendments entered into pursuant to the Plan of Reorganization with the Bank Lenders, except that payments with respect to one 747-200 Aircraft are at a rate of $250,000 per month.

      (b) Each Transaction Party represents and warrants (severally and not jointly) that as of the Execution Date, assuming that each party (other than such Transaction Party) to this Agreement and each of the other documents referred to herein to which such Transaction Party is a party has duly executed and delivered this Agreement and each of such other documents to which such Transaction Party is a party, each of this Agreement and such other documents to which such Transaction Party is a party has been duly executed and delivered by such Transaction Party and constitutes the legal, valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

SECTION 8. NOTICES.

      Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in English and in writing, and any such notice may be mailed by United States registered or certified first-class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, to the recipient's address or facsimile number set forth below its signature to this Agreement. Any such notice shall be deemed to have been given or made and to have become effective (i) if delivered by overnight courier or facsimile to the party to which it is directed, at the time of receipt thereof or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. As used herein, "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or in Wilmington, Delaware are required or authorized by law to close.

SECTION 9. COSTS AND EXPENSES.

      The Company will pay, on the Execution Date and (without duplication) on the Effective Date or, if the Effective Date shall not occur, promptly upon demand, all reasonable fees, costs and expenses (the "TRANSACTION COSTS AND EXPENSES"), including without limitation reasonable fees and expenses of trustees, counsel, financial advisors and aviation consultants (collectively, the "TRANSACTION ADVISORS"), of, or incurred by, the A Holders and the Transaction Parties in connection with the negotiation, documentation and consummation of the transactions contemplated hereby; provided, however, that the fees and expenses of the A Holders' counsel, financial advisors and aviation consultants shall be limited to those of Bingham and local counsel retained by Bingham, of Houlihan Lokey Howard & Zukin and, without duplication, of any other counsel, financial advisors and aviation consultants retained by the A Holders holding Class A Certificates (as defined in Section 4 of Exhibit A) evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Class A Trust as of the Execution Date. The Transaction Costs and Expenses shall be paid by the Company directly (I.E., the fees and expenses of the Transaction Advisors shall be paid by the Company directly to the Transaction Advisors) and shall not be satisfied from any amounts otherwise paid by the Company under the Existing Documents. On the Execution Date, the Company will pay to Bingham $25,000 as a retainer toward the Transaction Costs and Expenses to be incurred by Bingham between the Execution Date and the Effective Date with respect to the matters described in Section 20 hereof; the amount, if any, of such retainer that exceeds the amount of such Transaction Costs and Expenses shall be returned by Bingham to the Company promptly after the Effective Date.

SECTION 10. INDEMNITY.

      In addition to any other indemnification obligations under the Existing Documents or otherwise, the Company agrees to indemnify on demand and hold harmless Wilmington Trust Company, the A Holders and the Transaction Advisors and their respective officers, employees, affiliates, agents, representatives and controlling persons (collectively, the "INDEMNITEES") from and against any and all claims, damages, liabilities, losses and expenses of every kind and nature (collectively "LIABILITIES"), including reasonable counsel fees and disbursements as and when incurred, or in advance, if reasonably requested (and including without limitation any Liabilities that are incurred by the Indemnitees as a result of or arising out of the legal action that has been commenced by DVB Bank AG and Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as Owner Trustee, against Wilmington Trust Company, not in its individual capacity but solely as Mortgagee, and certain of the A Holders or the claims asserted therein), that may be imposed on, incurred by or asserted against any such person or entity, relating to, resulting from or arising out of or in connection with, in each case directly or indirectly, any one or more of the Operative Agreements, the other Existing Documents, the Other Restructure Agreements, any other document executed pursuant to or contemplated by this Agreement, the bankruptcy case of the Company and its affiliates, or the restructuring contemplated hereby, regardless of whether such claims are made or such damages, liabilities, losses or expenses are incurred before, on, or after the Effective Date.

SECTION 11. SEPARATE COUNTERPARTS.

      This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original. Each counterpart of this Agreement including a signature page executed by each of the parties hereto shall be an original, but all of such counterparts together shall constitute one instrument.

SECTION 12. ENTIRE AGREEMENT.

      This Agreement and the Other Restructure Agreements, including all the schedules, exhibits and annexes hereto and thereto, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the amendments to the Existing Documents which are the subject matter hereof and thereof.

SECTION 13. SURVIVAL.

      The representations and warranties made by each party herein shall survive the Effective Date, the termination of this Agreement and the Other Restructure Agreements or any Existing Document and any investigation made at any time by any party hereto.

SECTION 14. HEADINGS.

      The headings of the various sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 15. BINDING EFFECT; OPERATIVE AGREEMENT; FURTHER ASSURANCES.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto (and, with respect to Section 10 hereof, the A Holders) and their respective heirs, successors and permitted assigns. Although the A Holders are not parties hereto, any A Holder shall have the right to enforce directly against the Company any rights that such A Holder has against the Company pursuant to Section 10 hereof. The Company will at its own cost and expense make such filings and take any other action as may be reasonably requested by the Transaction Parties to preserve and protect any of their rights hereunder or under any Existing Document.

SECTION 16. AMENDMENTS.

      The provisions of this Agreement may be modified or amended only by an instrument or instruments in writing signed by each party hereto.

SECTION 17. SEVERABILITY.

      Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 18. GOVERNING LAW; CONSENT TO JURISDICTION; AND WAIVER OF JURY TRIAL.

      (a) THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

      (b) Each of the parties hereto, to the extent it may do so under applicable law and subject to jurisdiction of any matters retained by the Bankruptcy Court, for purposes hereof, hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York, Borough of Manhattan, and to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, or their successors or permitted assigns and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts; provided, that nothing in this paragraph shall be construed as a waiver by any party of any right to seek to remove any such suit, action or proceeding from a state court to a federal court or from a federal court to a state court.

      (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

SECTION 19. LIMITATION OF LIABILITY.

      (a) This Agreement has been executed by Wilmington Trust Company solely in its capacity as, as the case may be, (i) the Mortgagee under the Mortgage (subject to all of its rights, privileges and protections thereunder), (ii) the Class A Trustee under the Class A Trust Agreement (subject to all of its rights, privileges and protections thereunder) and (iii) the Subordination Agent under the Intercreditor Agreement (subject to all of its rights, privileges and protections thereunder), and not in its individual capacity. Wilmington Trust Company in its individual capacity ("WTC") shall neither be deemed a party hereto, nor responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Agreement or the other documents related hereto or the transactions contemplated hereby; PROVIDED, HOWEVER, that WTC shall be deemed an intended beneficiary of this Agreement. The obligations, agreements, recitals and statements of fact contained in this Agreement and in the other documents related hereto or contemplated hereby shall not be taken as the obligations, agreements, recitals and statements of WTC, and WTC assumes no responsibility therefor. The parties hereto shall look solely to the trust estate under each of the Intercreditor Agreement, the Mortgage and the Class A Trust

Agreement, as the case may be, for satisfaction of any and all claims and liabilities arising out of the representations, warranties, covenants or other obligations and agreements of the Subordination Agent, the Mortgagee and the Class A Trustee hereunder, and not to WTC, all such claims and liabilities against WTC being hereby waived.

      (b) This Agreement has been executed by Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank, National Association) solely in its capacity as the Owner Trustee under the Trust Agreement, subject to all of its rights, privileges and protections thereunder, and not in its individual capacity.

SECTION 20. TERMS OF FORBEARANCE.

      It is contemplated by the Company that the Liquidity Providers may not consent to the amendments to the Existing Documents referenced herein or in the Other Aircraft Amendments pursuant to the condition set forth in Section 6(c)(i) hereof and that such amendments (including without limitation Amendment No. 1 to Lease Agreement notwithstanding that Amendment No. 1 to Lease Agreement does not contain any of the conditions set forth herein) will therefore not take effect unless and until the condition set forth in Section 6(c)(ii) hereof (in addition to each of the other conditions in Section 6) has been satisfied or waived by the applicable party. It is also contemplated that the condition in
Section 6(u) hereof may not be satisfied on the Execution Date. Each of the Mortgagee and the Owner Participant (as defined in Item 1(d) of Exhibit A) agrees that, if all of the conditions set forth in Section 6 are satisfied (or waived by the applicable party) other than the conditions in Section 6(c) and
(u), then for so long as no Amended Event of Default occurs, each of the Mortgagee and the Owner Participant will forbear until the Forbearance Termination Date (as defined below) from exercising remedies under the Operative Agreements (without giving effect to the amendments thereof referenced herein) as a result of the Lease Events of Default and Indenture Events of Default that have occurred and are continuing, PROVIDED that, each of the Mortgagee and the Owner Participant will no longer be obligated to so forbear from exercising remedies under the Operative Agreements (even if no Amended Event of Default occurs) if (x) the Section 6(c) Statements are not delivered pursuant to Section 6(c)(ii) prior to December 1, 2004 (the "FORBEARANCE TERMINATION DATE"), or (y) the Exhibit 6(u) Agreements are not delivered in accordance with Section 6(u) prior to the Forbearance Termination Date. As used herein, "Amended Event of Default" means an event or circumstance that would constitute a Lease Event of Default or Indenture Event of Default under the Operative Agreements if the amendments referenced herein (and the waiver specified in Section 5 hereof) had taken effect on the Execution Date (it being understood that each of the Mortgagee and the Owner Participant shall have the right to give any notices that it has the right to give under the Operative Agreements (as if the amendments thereof referenced herein had taken effect) even though the Effective Date has not occurred). If any Amended Event of Default occurs prior to the Effective Date (or if the Forbearance Termination Date occurs prior to the Effective Date), the Transaction Parties shall have, and shall have the right to exercise, in accordance with the terms of the Operative Agreements (without giving effect to the amendments thereof referenced herein), all of their respective rights and remedies under the Operative Agreements (without giving effect to the amendments thereof referenced herein), including without limitation (a) any right of such Transaction Party to demand payment of any and all amounts (together with any interest owed thereon) due and payable under the Operative Agreements (without giving effect to the amendments thereof referenced herein), regardless of whether such amounts became due and payable before or after the Petition Date and (b) the rights of the Mortgagee under Section 5.02 of the Trust Indenture; PROVIDED that, if such Amended Event of Default is continuing on the Effective Date, then (in addition to constituting an Amended Event of Default for purposes of the forbearance provided for in this Section 20) such event or circumstance shall (if and when any required notices have been given and any cure periods have elapsed) constitute a Lease Event of Default and/or an Indenture Event of Default, as applicable, on the Effective Date (or, if such notices were not given prior to the Effective Date or such cure periods did not elapse prior to the Effective Date, as soon thereafter as any such required notices have been given and any such cure periods have elapsed). For the avoidance of doubt, the Company (both in its capacity as a debtor-in-possession and as reorganized debtor in accordance with the Plan of Reorganization and the Confirmation Order) hereby acknowledges and confirms that (i) subject to the terms of this Section 20, all of its obligations under the Operative Agreements (without giving effect to the amendments referenced herein) (x) are, and shall continue to be, in full force and effect unless and until the Effective Date occurs, at which time such obligations shall be amended as contemplated by the amendments referenced herein, and (y) shall not be altered, modified or otherwise affected by the confirmation of the Plan of Reorganization or the occurrence of the effective date thereof, (ii) it has no right to, and will not take any action to, reject the Lease or any other Operative Document at any time whether before or after the Execution Date, and (iii) it will not propose or support any plan of reorganization or any modification or amendment to the Plan of Reorganization that is contrary to or inconsistent with any provision of this Section 20.

SECTION 21. AGREEMENTS REGARDING APPRAISALS.

      As and when requested from time to time by the Class A Trustee or the Subordination Agent at any time after the Effective Date and prior to the payment in full of the Class C Equipment Notes, the Company will (i) fully cooperate with the Subordination Agent and assist the Subordination Agent in promptly obtaining annual LTV Appraisals (as defined in the Intercreditor Agreement) with respect to the Aircraft, PROVIDED that the Company shall not be required unreasonably to disrupt its business in providing such cooperation, but the Company shall nevertheless be required to make the Aircraft available to the appraiser within a reasonable time after request therefor at places reasonably acceptable to the appraiser in order to permit the appraiser to inspect the Aircraft, (ii) promptly provide to the appraiser designated by the Class A Trustee or the Subordination Agent access to each of the Aircraft at a location reasonably convenient for such appraiser and access to all data and records requested by such appraiser with respect to the Aircraft, (iii) pay, promptly upon being billed therefor (which payment shall be made in advance if billed in advance), for the costs of such LTV Appraisals and provide such indemnity as may be reasonably requested by the Subordination Agent in connection with the obtaining of the LTV Appraisals, and (iv) cooperate with the Class A Trustee and the Subordination Agent in permitting the LTV Appraisals to be obtained by the Subordination Agent and provided to (a) the Class A Trustee and (b) any A Holders who request the LTV Appraisals on a privileged basis, to the maximum extent that it is possible to do so.

SECTION 22. AGREEMENT REGARDING LIEN SUBORDINATION AGREEMENT.

      If requested to do so by the Company prior to the Effective Date, the Owner Trustee and the Mortgagee will execute and deliver an Intercreditor and Subordination Agreement in the form of Exhibit Q hereto (the "LIEN SUBORDINATION AGREEMENT") contemporaneously with the execution of such agreement by lenders providing Exit Financing to the Company. As used herein, "Exit Financing" means the primary senior revolving credit facility of the Company pursuant to which the lenders thereunder may make loans on a revolving basis and other letter of credit accommodations secured by the Collateral (as defined in the Lien Subordination Agreement).

   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. NEXT PAGE IS SIGNATURE PAGE.]

      The parties hereto have signed this Agreement as of the date first written above.

                                       Sincerely yours,

                                       ATLAS AIR, INC.

                                       By: /s/ David W. Lancelot
                                           --------------------------
                                       Name:  David W. Lancelot
                                       Title: Chief Financial Officer

                                       ADDRESS:

                                       2000 Westchester Avenue
                                       Purchase, New York 10577-2543

                                       Attn:  Mr. William C. Bradley

                                       Fax:   (914) 701-8750
                                       Tel:   (914) 701-8395

                                           RESTRUCTURE AGREEMENT (OPTION LEASED)
                                                                          N491MC

      The foregoing is hereby agreed as of the date thereof.

      WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
      NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE

      By: /s/ Michael D. Hoggan
          ---------------------
      Name:  MICHAEL D. HOGGAN
      Title: VICE PRESIDENT

      ADDRESS:

      299 S. Main Street, 12th Floor
      Salt Lake City, UT 84111

      Attn:  Michael Hoggan

      Fax:   (801) 246-5053
      Tel:   (801) 246-5630

                                           RESTRUCTURE AGREEMENT (OPTION LEASED)
                                                                          N491MC

      WILMINGTON TRUST COMPANY,
      NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS MORTGAGEE

      By: /s/ Irene A. Lennon
          ------------------------------------
      Name:  Irene A. Lennon
      Title: Senior Financial Services Officer

      WILMINGTON TRUST COMPANY,
      NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS CLASS A TRUSTEE

      By: /s/ Irene A. Lennon
          ------------------------------------
      Name:  Irene A. Lennon
      Title: Senior Financial Services Officer

      WILMINGTON TRUST COMPANY,
      NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS SUBORDINATION AGENT

      By: /s/ Irene A. Lennon
          ------------------------------------
      Name:  Irene A. Lennon
      Title: Senior Financial Services Officer

      ADDRESS:

      Rodney Square North
      1100 Market Street
      Wilmington, Delaware 19890-0001

      Attn:  Corporate Trust Administration

      Fax:   (302) 636-4143
      Tel.:  (302) 636-6197

                                           RESTRUCTURE AGREEMENT (OPTION LEASED)
                                                                          N491MC

      FINOVA CAPITAL CORPORATION,
      AS OWNER PARTICIPANT

      By: /s/ Maryann V. Richardson
          -------------------------
      Name:  Maryann V. Richardson
      Title: Vice President

      ADDRESS:

      4800 N. Scottsdale Road
      Scottsdale, Arizona 85251-7623

      Attn:  Maryann Richardson

      Fax:   (480) 636-6728
      Tel:   (480) 636-5405

                   ATLAS AIR WORLDWIDE HOLDINGS, INC. ("AAWW")
                           EXHIBIT LIST FOR FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2004

The agreements listed below are substantially identical to this exhibit and are not being filed separately as exhibits pursuant to instruction 2 to Regulation S-K, Item 601.

---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
PROGRAM YEAR     REGISTRATION       RESTRUCTURE AGREEMENT TYPE      OWNER TRUSTEE         MORTGAGEE            OWNER PARTICIPANT
                 NUMBER
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1998             N494MC             Owned Aircraft Restructure      Wells Fargo Bank      Wilmington Trust     None
                                    Agreement                       Northwest, National   Company
                                                                    Association
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1998             N408MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     DAF Investments, Ltd.
                                    Agreement                       Northwest, National   Company
                                                                    Association
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1998             N492MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     Verizon Capital Corp.
                                    Agreement                       Northwest, National   Company
                                                                    Association
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1998             N493MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     Atlas Air, Inc.
                                    Agreement                       Northwest, National   Company              successor to
                                                                    Association                                Finova Capital Corp.
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1999             N495MC             Owned Aircraft Restructure      Wells Fargo Bank      Wilmington Trust     None
                                    Agreement                       Northwest, National   Company
                                                                    Association
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1999             N496MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     Atlas Air, Inc.
                                    Agreement                       Northwest, National   Company              successor to
                                                                    Association                                Bankers Commercial
                                                                                                               Corporation
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1999             N497MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     Atlas Air, Inc.
                                    Agreement                       Northwest, National   Company              successor to
                                                                    Association                                Bankers Commercial
                                                                                                               Corporation
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1999             N498MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     NCC Key Company
                                    Agreement                       Northwest, National   Company
                                                                    Association
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
1999             N499MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     The Fifth Third
                                    Agreement                       Northwest, National   Company              Leasing Company,
                                                                    Association                                Comerica Leasing
                                                                                                               Corporation, and
                                                                                                               Transamerica
                                                                                                               Aviation LLC
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
2000             N409MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     Atlas Air, Inc.
                                    Agreement                       Northwest, National   Company              successor to
                                                                    Association                                DV Bank AG
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------
2000             N412MC             Leased Aircraft Restructure     Wells Fargo Bank      Wilmington Trust     Phillip Morris
                                    Agreement                       Northwest, National   Company              Capital Corporation
                                                                    Association
---------------- ------------------ ------------------------------- --------------------- -------------------- ---------------------